UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2026

Date of Report (Date Earliest Event Reported)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

1301 McKinney Street, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	NRG	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured First Lien Notes due 2031 and Senior Notes due 2034 and 2036

On April 28, 2026, NRG Energy, Inc., a Delaware corporation (the “Company”), sold and issued $500 million aggregate principal amount of 4.955% senior secured first lien notes due 2031 (the “Secured Notes”) pursuant to the terms of a purchase agreement, dated April 14, 2026, among the Company, the guarantors named therein and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein. In addition, on April 28, 2026, the Company sold and issued (1) $1,050 million aggregate principal amount of 5.875% senior notes due 2034 (the “2034 Notes”) and (2) $1,050 million aggregate principal amount of 6.125% senior notes due 2036 (the “2036 Notes” and, together with the 2034 Notes, the “Unsecured Notes” and, collectively with the Secured Notes, the “Notes”) pursuant to the terms of a purchase agreement, dated April 14, 2026, among the Company, the guarantors named therein and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein.

The Notes are guaranteed by each of the Company’s current and future wholly-owned U.S. subsidiaries that guarantee the loans under the Company’s credit agreement. The Secured Notes are secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under the Company’s credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by the Company and the guarantors.

The Secured Notes were issued under a base indenture, dated October 8, 2025 (the “Secured Notes Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated April 28, 2026 (the “Secured Notes Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee. The Unsecured Notes were issued under a base indenture, dated October 8, 2025 (the “Unsecured Notes Base Indenture”), between the Company and the Trustee, as supplemented by a supplemental indenture, dated April 28, 2026 (the “Unsecured Notes Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee. The Secured Notes mature on April 30, 2031 and bear interest at a rate of 4.955% per annum, payable semi-annually in arrears on April 30 and October 30 of each year, commencing on October 30, 2026. The 2034 Notes mature on May 15, 2034 and bear interest at a rate of 5.875% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2026. The 2036 Notes mature on May 15, 2036 and bear interest at a rate of 6.125% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2026.

The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S promulgated under the Securities Act.

The Company intends to use a portion of the net proceeds from the notes offerings, and the proceeds of the Incremental Term Loan B Facility (as defined below) to repay a portion of the outstanding borrowings under the Company’s revolving credit facility and to pay the tender price of the Company’s previously announced tender offer (the “Lightning Tender Offer”) through the Company’s wholly-owned subsidiary, Lightning Power, LLC (“Lightning”), for Lightning’s outstanding 7.250% senior secured notes due 2032 (the “Lightning Notes”), to pay estimated transaction fees, expenses and premiums and, to use the remainder, if any, for general corporate purposes, which may include the repurchase, repayment, prepayment or redemption of other debt of the Company, Lightning or any of their respective subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Secured Notes Base Indenture, the Secured Notes Supplemental Indenture, the Unsecured Notes Base Indenture, the Unsecured Notes Supplemental Indenture and the forms of each series of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.4, 4.5, 4.3, 4.6 and 4.7, respectively, to this Current Report and each of which is incorporated by reference into this Item 1.01.

Sixteenth Amendment to Amended and Restated Credit Agreement

On April 28, 2026, the Company, as borrower, and certain subsidiaries of the Company, as guarantors, entered into the Sixteenth Amendment (the “Sixteenth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (the “Credit Agreement”) with, among others, Citicorp North America, Inc., as administrative agent and as collateral agent (the “Agent”), and certain financial institutions, as lenders, which amended the Credit Agreement, in order to (i) establish a new term loan B facility with borrowings of $900.0 million in aggregate principal amount (the “Incremental Term Loan B Facility” and the loans thereunder, the “Incremental Term B Loans”) and (ii) make certain other modifications to the Credit Agreement with respect to implementing the Incremental Term Loan B Facility as set forth therein. The proceeds from the Incremental Term B Loans will be used, among other things, to repay the outstanding borrowings under the Company’s revolving credit facility.

At the Company’s election, the Incremental Term B Loans will bear interest at a rate per annum equal to either (1) the Alternate Base Rate (as defined in the Credit Agreement), plus 0.75%, or (2) Term SOFR (as defined in the Credit Agreement and which rate will not be less than 0% per annum) for a one-, three- or six-month interest period or such other period as agreed to by the Agent and the lenders, as selected by the Company, plus 1.75%.

The Incremental Term Loan B Facility is guaranteed by each of the Company’s subsidiaries that guarantee the Company’s existing credit facilities under the Credit Agreement and is secured on a first lien basis by substantially all of the Company’s and such subsidiaries’ assets, in each case, subject to certain customary exceptions and limitations set forth in the Credit Agreement.

The Incremental Term B Loans have a final maturity date of April 28, 2033 and amortize at a rate of 1% per annum.

If an event of default occurs under the Incremental Term Loan B Facility, the entire principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable, subject, in certain instances, to the expiration of applicable cure periods.

The Incremental Term Loan B Facility also provides for the same asset sale mandatory prepayments, reporting covenants and negative covenants governing dividends, investments, indebtedness, and other matters as set forth in the existing Credit Agreement.

The foregoing description of the Sixteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixteenth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report are also responsive to this Item 2.03 and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release announcing (i) the results of the Lightning Tender Offer and an early settlement date of April 29, 2026, and (ii) that Lightning had issued a notice of redemption to redeem all of the outstanding Lightning Notes (after giving effect to the purchase of tendered Lightning Notes on such early settlement date). A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Base Indenture, dated October 8, 2025, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Secured Notes (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2025, File No. 001-15891).

4.2	Third Supplemental Indenture, dated April 28, 2026, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Secured Notes.

4.3	Form of 4.955% Senior Secured First Lien Notes due 2031 (incorporated by reference to Exhibit 4.2 filed herewith).

4.4	Base Indenture, dated October 8, 2025, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Unsecured Notes (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2025, File No. 001-15891).

4.5	Third Supplemental Indenture, dated April 28, 2026, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Unsecured Notes.

4.6	Form of 5.875% Senior Notes due 2034 (incorporated by reference to Exhibit 4.5 filed herewith).

4.7	Form of 6.125% Senior Notes due 2036 (incorporated by reference to Exhibit 4.5 filed herewith).

10.1	Sixteenth Amendment to Second Amended and Restated Credit Agreement, dated as of April 28, 2026, by and among NRG Energy, Inc., Citicorp North America, Inc., as administrative agent and as collateral agent, and certain financial institutions, as lenders.

99.1	Press Release, dated April 28, 2026, announcing Early Results of Cash Tender Offer and Consent Solicitation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2026

NRG ENERGY, INC. (Registrant)

By:	/s/ Christine A. Zoino
Name: Christine A. Zoino
Title: Corporate Secretary